                                                                       EXHIBIT 8

                                                                   June 2, 1999

New Valley Corporation
100 S.E. Second Street
Miami, Florida  33131

         Re:      Registration Statement on Form S-1
                  Certain Material Tax Considerations

Dear New Valley Corporation:

         We deliver this letter in our capacity as special counsel to New Valley Corporation, a Delaware corporation (the "Company"), as to certain material federal income tax considerations relating to the plan of recapitalization as described in the Registration Statement on Form S-1 (the "Registration Statement") of the Company, filed with the Securities and Exchange Commission (the "Commission") today with respect to the issuance of its securities pursuant to the plan of recapitalization.

         We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary or appropriate to review as a basis for the opinions we express here. In that examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies and the authenticity of the originals of the latter documents. As to questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon the representations set forth in certificates of public officials and officers of the Company and other appropriate persons and statements of the Company contained in the Registration Statement.

         Based upon the foregoing, and assuming the plan of recapitalization is consummated in accordance with its terms as described in the Registration Statement, and subject to the conditions and limitations contained herein, we confirm our opinion as to the federal income tax considerations of the Company, as set forth in the Registration Statement, is true and complete in all material respects.

         The foregoing opinions reflect our best professional judgment as to the correct federal income tax treatment, under current law, of those aspects of the proposed transactions to which the opinions relate. We note that our opinions are based upon our review of the documents described above, the statements and representations referred to above, the provisions of the Internal Revenue Code of 1986, as amended, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof, currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or any inaccuracy of any statements or representations on which we have relied, may affect the continuing validity of our opinions.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption "Material Federal Income Tax Considerations" in the proxy statement/prospectus filed as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission.

                                   Very truly yours,


                                   /s/ Milbank, Tweed, Hadley & McCloy LLP


RAJ/SF